UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         May 15, 2006


                         HEARTLAND PAYMENT SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                      000-51265               22-3755714
  (State or other jurisdiction of   (Commission File No)       (I.R.S. Employer
   incorporation or organization)                        Identification Number)


                  90 Nassau Street, Princeton, New Jersey 08542
               (Address of principal executive offices) (Zip Code)

                                 (609) 683-3831
              (Registrant's telephone number, including area code)


          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The following information is furnished pursuant to Item 8.01, "Other Events."

On May 15, 2006, Heartland Payment Systems, Inc., a Delaware corporation (the Company), filed its Form 10-Q for the first quarter ended March 31, 2006. The Consolidated Statements of Cash Flows filed in that Form 10-Q contained information which was revised from Consolidated Statements of Cash Flows that were filed on May 4, 2006 pursuant to Item 2.02, "Results of Operations and Financial Condition."

Cash flow from operating activities in the Consolidated Statements of Cash Flows for the three months ended March 31, 2006 was revised to include as an operating cash outflow, $14.5 million of excess tax benefits resulting from employees exercising non-qualified stock options and making disqualifying dispositions of shares acquired through their exercise of incentive stock options. This same $14.5 million tax benefit was included as a cash inflow from financing activities. This reflects the presentation prescribed by SFAS No. 123R, Share-Based Payment, and SFAS No. 95, Statement of Cash Flow, as amended.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: May 15, 2006

                                              Heartland Payment Systems, Inc.
                                            -----------------------------------
                                            (Registrant)


                                       By:  /s/ ROBERT H.B. BALDWIN, JR.
                                            -----------------------------------
                                            Robert H.B. Baldwin, Jr.
                                            Chief Financial Officer